UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 8, 2012

FOSTER WHEELER AG

(Exact Name of Registrant as Specified in Its Charter)

Switzerland	001-31305	98-0607469
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

80 Rue de Lausanne, CH-1202, Geneva, Switzerland	1202
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: +41 22 741 8000

Not applicable (Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendment and Restatement of Foster Wheeler AG Omnibus Incentive Plan

On November 8, 2012, the Compensation and Executive Development Committee (the “Committee”) of the Board of Directors of Foster Wheeler AG, a company existing under the laws of Switzerland (the “Company”), approved an amendment and restatement of the Foster Wheeler AG Omnibus Incentive Plan (the “Incentive Plan”). The amendments to the Incentive Plan (as amended and restated, the “Restated Incentive Plan”) became effective on November 8, 2012. A brief description of the material amendments is provided below.

The Restated Incentive Plan amended certain provisions relating to the definition of a change of control and the treatment of awards upon a change of control. The definition of change of control was amended in the Restated Incentive Plan to exclude business combinations after which the pre-transaction beneficial owners continue to beneficially own more than 50% of the company resulting from the transaction. Previously, this exclusion in the Incentive Plan required more than 60% continued ownership. In addition, the Restated Incentive Plan provides that, unless otherwise set forth in a participant’s award agreement, awards granted after November 8, 2012 become immediately vested and exercisable if a participant’s employment is involuntarily terminated or the participant resigns for good reason (each as defined in the Restated Incentive Plan) within the twenty-four months immediately following a change of control (a “double trigger” vesting). Previously, the Incentive Plan provided that upon a change of control, awards immediately vested and became exercisable, regardless of whether or not the participant’s employment was terminated (a “single trigger” vesting).

The Restated Incentive Plan also includes revisions to conform to current market and/or Company practice. For instance, the Restated Incentive Plan (i) precludes share recycling, (ii) prohibits, without prior shareholder approval, the repurchase, or cancellation for payment, of underwater options or stock appreciation rights and (iii) revises the definition of “cause” to include a material violation of the Foster Wheeler AG Code of Business Conduct and Ethics.

The foregoing description of the Restated Incentive Plan does not purport to be complete and is qualified in its entirety by reference to the Restated Incentive Plan filed as Exhibit 10.1 hereto, which is incorporated herein by reference.

Amendment to Employment Agreement with President and Chief Operating Officer

On November 8, 2012, Foster Wheeler Inc., a subsidiary of the Company, and Umberto della Sala, the Company’s President and Chief Operating Officer (the “Executive”), entered into a Fifth Amendment (the “Amendment”) to his Employment Agreement. The Amendment entitles the Executive to additional grants of restricted stock units with a value on the grant date of $750,000 and restricted stock units with performance goals with a value on the grant date of $750,000, with the grants to be made during the Company’s first open trading window subsequent to the Amendment. The number of restricted stock units and restricted stock units with performance goals will be determined pursuant to a methodology approved by the Committee. Notwithstanding that the term of the Executive’s employment under his Employment Agreement, as amended, shall end on December 31, 2013, the restricted stock units will vest in equal one-third increments on the first, second and third anniversaries of a date to be designated by the Committee during the Company’s open trading window that includes the grant date (the “Vesting Date”) and the restricted stock units with performance goals will vest in full on the later of the third anniversary of the Vesting Date or the date the applicable performance criteria are certified to have been met. All of the restricted stock units may also vest or be forfeited upon the occurrence of certain events as set forth in the Executive’s Employment Agreement, as amended, or the relevant grant documents. These equity grants will be in accordance with the terms of the Restated Incentive Plan.

The foregoing summary of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment filed as Exhibit 10.2 hereto, which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Document Description

10.1 *	Foster Wheeler AG Omnibus Incentive Plan, Amended and Restated Effective as of November 8, 2012

10.2 *	Fifth Amendment to the Employment Agreement between Foster Wheeler Inc. and Umberto della Sala, dated as of November 8, 2012

* Management contract or compensation plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOSTER WHEELER AG

DATE: November 13, 2012	By:	/s/ Michelle K. Davies
Michelle K. Davies
Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Document Description

10.1 *	Foster Wheeler AG Omnibus Incentive Plan, Amended and Restated Effective as of November 8, 2012

10.2 *	Fifth Amendment to the Employment Agreement between Foster Wheeler Inc. and Umberto della Sala, dated as of November 8, 2012

* Management contract or compensation plan or arrangement.